Exhibit 10.28

BlueMountain Capital Management, LLC

280 Park Avenue, 12th Floor

New York, NY 10017

December 29, 2017

MedEquities Realty Trust, Inc.

3100 West End Avenue, Suite 1000

Nashville, TN 37203

First Amendment to BlueMountain Rights Agreement

Ladies and Gentlemen:

Reference is made to that certain BlueMountain Rights Agreement, dated as of July 25, 2014 (the “Rights Agreement”), between MedEquities Realty Trust, Inc. (the “Company”) and BlueMountain Capital Management, LLC (“BlueMountain”).

Pursuant to the Rights Agreement, the Company has granted BlueMountain certain rights, including, subject to the limitations set forth in the Rights Agreement, representation on the Company’s board of directors (the “Board”) and investment committee (the “Investment Committee”).

As a result of such rights, the Company and BlueMountain acknowledge that, from time to time, the members of the Board and the Investment Committee designated by BlueMountain may have actual, potential or perceived conflicts of interest related to potential acquisitions of the Company that require approval by the Board and/or the Investment Committee.

In consideration of the foregoing, but only so long as BlueMountain maintains a designee on the Investment Committee, the Company and BlueMountain hereby agree to amend the Rights Agreement to add the following provisions at the end of the section of the Rights Agreement under the heading “Investment Committee”:

“Notwithstanding anything to the contrary herein, in the event there is a BlueMountain Conflict (as defined below) related to any potential acquisition of the Company:

(i) any BlueMountain designee shall be recused from voting on such acquisition as members of the Investment Committee and, if applicable, the Board and shall not receive any materials provided to the Board or the Investment Committee regarding such acquisition;

(ii) with respect to any acquisition for aggregate consideration (including any assumed indebtedness) that is greater than 5%, but less than 8%, of the Company’s assets on a pro forma basis giving effect to any such acquisition, the two BlueMountain designees (or if BlueMountain then has only one designee on the Investment Committee, the BlueMountain designee) on the Investment Committee shall be replaced by Stephen L. Guillard (or, if Stephen L. Guillard is not then a member of the Board, an independent member of the Board (other than a BlueMountain designee) reasonably agreed upon in good faith by the Chairman of the Board and the BlueMountain designee(s));

(iii) with respect to any acquisition for aggregate consideration (including any assumed indebtedness) that is equal to or greater than 8%, but not greater than 12%, of the Company’s assets on a pro forma basis giving effect to any such acquisition, (a) one BlueMountain designee (or if BlueMountain then has only one designee on the Investment Committee, the BlueMountain designee) on the Investment Committee shall be replaced by Stephen L. Guillard (or, if Stephen L. Guillard is not then a member of the Board, an independent member of the Board (other than a BlueMountain designee) reasonably agreed upon in good faith by the Chairman of the Board and the BlueMountain designee(s)) and (b) if there are two BlueMountain designees on the Investment Committee at that time, the second BlueMountain designee on the Investment Committee shall be replaced by an independent member of the Board (other than a BlueMountain designee) reasonably selected in good faith by the Chairman of the Board; and

(iv) any acquisition for aggregate consideration (including any assumed indebtedness) that is greater than 12% of the Company’s assets on a pro forma basis giving effect to any such acquisition shall require the approval of at least a majority of the Board (excluding any BlueMountain designee(s)).

A “BlueMountain Conflict” means an actual, potential or perceived conflict of interest of BlueMountain or any BlueMountain designee on the Board related to a potential acquisition of the Company, as reasonably determined in good faith by the Chief Executive Officer, President, Chief Financial Officer and Chief Investment Officer of the Company, or any of them. If such determination is made, the Company shall provide notice of such determination to the internal legal department of BlueMountain (a “BlueMountain Conflict Notice”).  If the internal legal department of BlueMountain does not respond to a BlueMountain Conflict Notice within three (3) business days following receipt thereof, then a BlueMountain Conflict shall be deemed to exist.  If, within three (3) business days following receipt of a BlueMountain Conflict Notice, the internal legal department of BlueMountain provides notice to the Company that it disagrees with the determination that a BlueMountain Conflict exists, management of the Company and the internal legal department of BlueMountain shall in good faith endeavor to reach an agreement as to the existence of a BlueMountain Conflict or lack thereof. If within three (3) business days of such notice from the internal legal department of BlueMountain, management of the Company and the internal legal department of BlueMountain do not reach an agreement regarding the existence of a BlueMountain Conflict, then a BlueMountain Conflict shall be deemed to exist. ”

Except as provided herein, all provisions, terms and conditions of the Rights Agreement shall remain in full force and effect.

This First Amendment to the Rights Agreement (this “Amendment”) may be executed in any number of counterparts, each of which when executed will be an original and all of which, when taken together, will constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

[Signature page follows.]

Very truly yours,

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Deputy General Counsel

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

MEDEQUITIES REALTY TRUST, INC.

By:	/s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment to BlueMountain Rights Agreement